EXHIBIT 99.1

HELIX ENERGY SOLUTIONS GROUP, INC.
INCENTIVE AWARD RECOUPMENT POLICY

1.Introduction. The Board of Directors (the “Board”) of Helix Energy Solutions Group, Inc. (the “Company”) believes that it is in the best interests of the Company and its shareholders to adopt this Incentive Award Recoupment Policy (this “Policy”). The Board intends to revisit this Policy in accordance with any final rules and regulations issued by the Securities and Exchange Commission (“SEC”) and/or any applicable listing exchange, in connection with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”).

2.	Definitions. For purposes of this Policy, the following definitions shall apply:

a.“Cause” shall be defined as provided in the respective Covered Person’s employment agreement, or as provided in the most recent long-term compensation award agreement in the absence of an employment agreement, or if neither of the foregoing applies, then in the discretion of the Board.

b.“Code” means the Company’s Code of Business Conduct and Ethics.

c.“Covered Person” means the Company’s Chief Executive Officer and Chief Financial Officer (i) at any time during the performance period for Erroneously Awarded Incentive Compensation, in the event of recoupment due to Financial Restatement; or (ii) at the time of the Misconduct, in the event of recoupment due to Misconduct.

d.“Effective Date” means the date this Policy is adopted by the Board.

e.“Erroneously Awarded Incentive Compensation” means, in the event of recoupment due to Financial Restatement, the amount (if any) by which the Incentive Compensation received by the Covered Person exceeds the amount that would have been received by such Covered Person if calculated based upon the Financial Reporting Measures had such error(s) not been made.

f.“Exchange Act” means the Securities Exchange Act of 1934, as amended.

g.“Financial Reporting Measures” include consolidated and/or operating company financial reporting measures that are used in preparing the Company’s financial statements (or results that are derived from such measures), as well as stock price and measures of shareholder return. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the SEC.

h.“Financial Restatement” means a revision of previously issued Company financial statements for the purpose of correcting one or more errors that are material to such financial statements. For the avoidance of doubt, “Financial Restatement” does not include any restatement required due to changes in accounting rules or standards or changes in applicable law, or retrospective revisions or reclassifications made to reflect a change in the structure or operations of the Company.

i.“Incentive Compensation” means a Covered Individual’s (i) cash bonus awarded under the Company’s annual short-term incentive plan and (ii) any equity-based

Incentive Award Recoupment Policy
(December 11, 2019)

awards granted pursuant to the Company’s long-term incentive plans, in each case that are earned, paid, granted or vested (in whole or in part) upon the attainment of any financial reporting measure of the Company. Incentive Compensation shall be deemed received by the Covered Individual in the fiscal year to which the attainment of such financial performance metric is attributed, irrespective of whether such Incentive Compensation is subject to additional time or non-financial performance vesting conditions.

j.“Misconduct” means, as reasonably determined by the Board in its sole discretion, (i) the commission of an act of fraud, misappropriation or embezzlement in the course of employment with the Company, (ii) the commission of a criminal act, whether or not in the workplace, that in the Board’s sole discretion constitutes a felony or crime of comparable magnitude that could subject the Company to reputational harm, (iii) the material violation of a non-compete, non-solicitation or confidentiality agreement with the Company, (iv) the willful and material breach of a Covered Person’s obligations under the Code relating to compliance with laws or regulations that would give rise to dismissal under the Code or termination for Cause, or (v) any act or omission involving willful misconduct that resulted in such Covered Person’s termination for Cause.

3.	Recoupment Due to Financial Restatement.

a.In the event of a Financial Restatement, the Board may recoup from a Covered Person Erroneously Awarded Incentive Compensation received within the one (1) year preceding the date on which the Board determines a Financial Restatement is required if the Board determines that such Covered Person engaged in fraud, negligence or other misconduct that contributed to the need for the Financial Restatement.

b.In the event of recoupment due to a Financial Restatement, the Board in its sole discretion may recoup up to the amount of Erroneously Awarded Incentive Compensation.

4.Recoupment Due to Misconduct.

a.In the event that a Covered Person engages in Misconduct that, in the sole discretion of the Board, has caused material financial, operational or reputational harm to the Company, the Board may recoup Incentive Compensation received by such Covered Person during and after the period in which such Misconduct occurred. Misconduct subject to this Policy must have occurred within the one (1) year preceding the date on which the Board determines that Misconduct occurred.

b.In the event of recoupment due to Misconduct, the Board in its sole discretion may recoup an amount of Incentive Compensation up to the amount of Erroneously Awarded Incentive Compensation, and based upon the Covered Person’s relative degree of fault or involvement, the impact of the Misconduct on the Company, the magnitude of any loss caused and other relevant facts and circumstances.

5.Administration; Considerations; Method of Recovery.

a.This Policy shall be administered by the Board or, if so delegated by the Board, a committee of independent directors of the Board. The Board may at any time amend, alter, suspend or terminate this Policy. The Board has the sole discretion to interpret the terms of this Policy and make determinations under it, and any action taken by the Board pursuant

Incentive Award Recoupment Policy
(December 11, 2019)

to this Policy shall be within the absolute discretion of the Board. Any interpretations or determinations made by the Board shall be final and binding on all affected individuals.

b.In making a determination whether and to what extent to seek recovery, the Board shall take into account such considerations as it deems appropriate, including without limitation (i) the likelihood of success under governing law versus the cost and effort involved, (ii) whether the assertion of a claim may prejudice the interests of the Company, including in any related proceeding or investigation, (iii) the passage of time since the occurrence of the act(s) in question, and (iv) penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The Board’s discretion to determine appropriate action hereunder shall not be in replacement of any remedies imposed by any such third parties.

c.Before the Board determines to seek recovery pursuant to this Policy, it shall provide the Covered Person written notice and the opportunity to be heard, at a meeting of the Board (which may be in-person or telephonic, as determined by the Board), and such Covered Person shall have the right to have an attorney present at such meeting.

d.Subject to applicable law, if the Board determines to seek a recovery pursuant to this Policy, it shall make a written demand for repayment from the Covered Person and, if such Covered Person does not within a reasonable period tender repayment in response to such demand or make other arrangements for such repayment that are acceptable to the Board, and the Board determines that such Covered Person is unlikely to do so, the Board may seek a court order against such Covered Person for such repayment, or seek to recoup the recoverable amount in any other manner consistent with applicable law, including but not limited to cancelling prior awards, whether vested or unvested, or paid or unpaid, or cancelling or setting-off against planned future grants.

6.Acknowledgment by Covered Persons. The Company shall provide notice and obtain written acknowledgement of this Policy from each Covered Person substantially in the form attached hereto as Exhibit A, as soon as practicable after the later of (a) the Effective Date and (b) the date on which such person is appointed as a Covered Person, providing that, under this Policy, such Covered Person’s employment agreement (if any) and relevant Incentive Compensation award agreements, the Company may recoup Incentive Compensation as provided herein and in such acknowledgement.

7.Effective Date. This Policy shall be effective as of the Effective Date and shall apply to compensation that is awarded or granted to Covered Persons on or after the Effective Date and shall not apply to compensation that is granted or awarded before the Effective Date, except to the extent agreed in writing by a Covered Person.

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Incentive Award Recoupment Policy
(December 11, 2019)

Exhibit A

HELIX ENERGY SOLUTIONS GROUP, INC.
INCENTIVE AWARD RECOUPMENT POLICY ACKNOWLEDGMENT

I hereby certify and acknowledge that:

1.	I have received and read the Helix Energy Solutions Group, Inc. Incentive Award Recoupment Policy (the “Policy”), and understand the terms thereof; and

2.
I agree that all Incentive Compensation (as defined in the Policy) awarded, earned, paid or payable to me, whether under any compensation plan, award, agreement, employment agreement or any other plan, policy or agreement of the Company (“Incentive Compensation Agreements”) including amounts already awarded, earned or paid, shall be subject to recoupment by the Company, as and to the extent provided in the Policy, notwithstanding any contrary provisions of such Incentive Compensation Agreements and my employment agreement, if any.

Signature:
Print Name:
Date:

Incentive Award Recoupment Policy
(December 11, 2019)